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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46319 and No. 333-72666) and the Registration Statements on Form S-8 (No. 33-66456, No. 33-75374, No. 33-88304, No. 333-55939, No. 333-55971, No. 33-92574, and 33-81102) of Firstwave Technologies, Inc. of our report dated April 16, 2001 relating to the statement of operations and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
June 9, 2003

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  Exhibit 23.2